Exhibit 23.2

                          CONSENT OF GRANT THORNTON LLP








                         [GRANT THORNTON LLP LETTERHEAD]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated January 28, 2004 accompanying the consolidated financial statements of Synergy Financial Group, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2003, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
November 16, 2004